Exhibit 10.1

PREFERRED STOCK CONVERSION AND WARRANT EXTENSION AGREEMENT

PREFERRED STOCK CONVERSION AND WARRANT EXTENSION AGREEMENT (this “Agreement”), dated as of March 11, 2026, by and among Sonida Senior Living, Inc., a Delaware corporation (the “Company”), Conversant Dallas Parkway (A) LP, a Delaware limited partnership (“Conversant A”), and Conversant Dallas Parkway (B) LP, a Delaware limited partnership (“Conversant B” and, together with Conversant A, each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the terms of the Company Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), are set forth in that certain Certificate of Designation, Preferences and Rights of Series A Preferred Stock filed by the Company with the Delaware Secretary of State on November 3, 2021 (the “Certificate of Designation”);

WHEREAS, the Investors own all of the 41,250 shares of Series A Preferred Stock outstanding as of the date of this Agreement;

WHEREAS, the Company and the Investors desire to set forth the terms and conditions on which the Investors will agree to convert all of the shares of Series A Preferred Stock into the shares of the Company common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, the terms of the Company warrants each exercisable for one share of Common Stock at an exercise price equal to $40.00 per share (the “Warrants”) are set forth in that certain Warrant Agreement, dated as of November 3, 2021 (the “Warrant Agreement”), by and between the Company and Computershare Inc. (“Computershare”) and Computershare Trust Company, N.A. (“CTC” and, together with Computershare, the “Warrant Agent”);

WHEREAS, pursuant to the terms of the Warrant Agreement, the Warrants shall expire on November 3, 2026 (the “Expiration Date”);

WHEREAS, the Investors hold all of the 1,031,250 Warrants issued and outstanding under the Warrant Agreement as of the date of this Agreement; and

WHEREAS, the Company and the Investors desire to set forth the terms and conditions on which the Company will agree to amend the Expiration Date from November 3, 2026 to November 3, 2027.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

CONVERSION OF SERIES A PREFERRED STOCK; WARRANT EXPIRATION DATE EXTENSION; CONSIDERATION

SECTION 1.1 Conversion of Series A Preferred Stock and Extension of Warrant Expiration Date.

(a) Prior to the execution and delivery of this Agreement by the Company, the Company’s board of directors shall adopt resolutions proposing and declaring advisable:

(i) an amendment to the Certificate of Designation in substantially the form attached hereto as Exhibit A (the “Certificate of Designation Amendment”) amending and restating the definition of “Conversion Price” in Section 3 of the Certificate of Designation with the following:

“Conversion Price” means $32.00 per share of Common Stock. Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price as of immediately before the close of business on such date.

(ii) an amendment to the Warrant Agreement in substantially the form set forth hereto as Exhibit B (the “Warrant Agreement Amendment”) extending the Expiration Date of all of the Warrants from November 3, 2026 to November 3, 2027.

(b) The Investors agree that immediately after the execution and delivery of this Agreement by each of the parties hereto, the Investors will (i) waive notice to a meeting and approve, adopt and agree to the Certificate of Designation Amendment and Warrant Agreement Amendment by unanimous written consent, (ii) subject to the Company’s compliance with Section 1.2 below, deliver executed Conversion Notices (as defined in the Certificate of Designation) with respect to all of the outstanding shares of Series A Preferred Stock in the forms agreed to prior to the execution of this Agreement, effective immediately upon the filing of the Certificate of Designation Amendment with the Secretary of State of the State of Delaware, and (iii) deliver to the Company duly executed stock powers (and any other endorsements and transfer documents as are reasonably requested by the Company) with respect to all of the outstanding shares of Series A Preferred Stock.

(c) Upon delivery of the executed unanimous written consent of the Investors approving, adopting and agreeing to the Certificate of Designation Amendment and Warrant Agreement Amendment, the Company shall (i) file the Certificate of Designation Amendment with the Secretary of State of the State of Delaware, which Certificate of Designation Amendment shall become effective immediately upon such filing thereof, and (ii) execute the Warrant Agreement Amendment, which Warrant Agreement Amendment shall become effective immediately upon the execution thereof by the Company and the Warrant Agent and the release of the parties’ respective signature pages thereto.

(d) Immediately following the filing of the Certificate of Designation Amendment with the Secretary of State of the State of Delaware and receipt by the Company of each of the items specified in Section 1.1(b) above, the Company shall issue (or shall cause its transfer agent for its Common Stock to issue) an aggregate of 1,601,505 shares of Common Stock to the Investors (in such proportions as designated by the Investors prior to the execution of this Agreement) in respect of such conversion of all of the outstanding shares of Series A Preferred Stock. No fractional shares of Common Stock will be delivered to the Investors upon such conversion and, instead, fractional shares shall be treated in accordance with Section 8(d) of the Certificate of Designation. The shares of Common Stock to be issued to the Investors pursuant to this Section 1.1(d) shall bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS WHICH IS AVAILABLE.

SECTION 1.2 Consideration. In consideration of the agreement of the Investors in Section 1.1 above to convert all of the outstanding shares of Series A Preferred Stock into shares of Common Stock, substantially simultaneously with the filing of the Certificate of Designation Amendment, the Company shall pay, or cause to be paid, an aggregate amount equal to the sum of (i) $4,697,751.48 representing an upfront cash payment by the Company, plus (ii) $1,092,623.10 representing the amount of accrued and unpaid dividends in respect of the period from and including January 1, 2026, through the date of the conversion of the Series A Preferred Stock, plus (iii) $44.13 representing the amount of the cash payment in lieu of fractional shares of Common Stock to be issued to the Investors in connection with the conversion of the Series A Preferred Stock, and payment of such sum by wire transfer of immediately available funds to an account (or accounts) designated by the Investors for this purpose prior to the execution of this Agreement.

SECTION 1.3 NYSE Listing. Promptly following the date hereof, the Company shall use reasonable best efforts to take such actions as necessary, to the extent approval for listing on the NYSE has not been previously obtained, to obtain approval for listing on the New York Stock Exchange, subject to official notice of issuance, of the shares of Common Stock issuable upon the conversion of the Preferred Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

SECTION 2.1 Representations and Warranties of the Company.

The Company represents and warrants to each Investor as follows:

(a) Organization and Standing; Authority. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has all requisite organizational power to (i) enter into, consummate the transactions contemplated by, and carry out its obligations under, this Agreement and (ii) own, lease and operate its properties and carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any failure under clause (ii) that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the Company’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action on the part of the Company. This Agreement has been duly executed and delivered by the Company. Assuming due authorization, execution and delivery by each of the Investors, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) Common Stock. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock have been duly authorized and, when issued, shall be validly issued, fully paid and non-assessable. Upon delivery of such shares to Investors, Investors shall acquire good, valid and marketable title to such shares, free and clear of all liens other than restrictions on transfer imposed by applicable securities laws.

SECTION 2.2 Representations and Warranties of Investors. Each Investor, severally and not jointly, represents and warrants to the Company as follows:

(a) Organization and Standing; Authority. Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Investor has all requisite organizational power to (i) enter into, consummate the transactions contemplated by, and carry out its obligations under, this Agreement and (ii) own, lease and operate its properties and carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except for any failure under clause (ii) that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect such Investor’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. The execution and delivery by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated by this Agreement have been duly authorized by all requisite organizational action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor. Assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) Ownership. Conversant A is the sole and exclusive record and beneficial owner of 38,742 shares of Series A Preferred Stock and 968,538 Warrants and Conversant B is the sole and exclusive record and beneficial owner of 2,508 shares of Series A Preferred Stock and 62,712 Warrants, in each case, (i) free and clear of any liens, encumbrances, pledges, security interests, claims, options or other restrictions of any kind, and (ii) with good, valid and marketable title.

SECTION 2.3 No Further Duties, Obligations or Liabilities. Each Investor hereby irrevocably acknowledges and agrees that, upon the (i) conversion of all shares of Series

A Preferred Stock held by such Investor into the shares of Common Stock in accordance with this Agreement and the Certificate of Designation (as amended) and (ii) receipt of the payment required by Section 1.2 in the account designated by such Investor, the Company shall have no further duties, obligations or liabilities of any kind to such Investor (or its affiliates, successors or assigns) in respect of the Series A Preferred Stock under the Certificate of Designation (as amended) or the Company’s organizational documents, and all rights, preferences, privileges and entitlements of such Investor as a holder of the Series A Preferred Stock shall be fully satisfied, extinguished and of no further force or effect.

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or electronic mail (so long as such transmission does not generate an error message or notice of non-delivery), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Company, to:

Sonida Senior Living, Inc.

14755 Preston Road, Suite 810

Dallas, Texas 75254

Attention: Tabitha Bailey

Email:

with a copy to (which shall not constitute notice):

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Beth E. Berg

     Michael P. Heinz

Email:  bberg@sidley.com

mheinz@sidley.com

if to Investors, to:

c/o Conversant Capital LLC

25 Deforest Avenue

Summit, New Jersey 07901

Attention: Paul Dumaine

Robert Grove

Email:

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention:  John M. Bibona

Email:  john.bibona@friedfrank.com

SECTION 3.2 Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof.

SECTION 3.3 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 3.4 Assignment. This Agreement shall benefit and bind the respective transferees, successors and permitted assigns of the parties.

SECTION 3.5 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

SECTION 3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 3.7 Applicable Law; Consent to Jurisdiction. This Agreement and any disputes arising out of or relating to this Agreement and the transactions contemplated hereby (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict or choice of law principles of the State of Delaware or otherwise that would result in the application of any laws other than the laws of the State of Delaware. The parties hereby (a) irrevocably and unconditionally consent to submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States located in the State of Delaware or, if no such federal court shall exercise jurisdiction or have subject matter jurisdiction, the Delaware Superior Court, and any appellate court from any appeal thereof (the foregoing courts, collectively, the “Designated Courts” and each a “Designated Court”), for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby and (b) agree not to commence any suit, action or other proceeding arising out of or relating to this Agreement in any court other than a Designated Court. Each party agrees that a final judgment in any such suit, action or other proceeding brought before a Designated Court may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by Law. The parties hereby irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such Designated Court or that any such action, suit or proceeding which is brought in any such Designated Court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such Designated Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.1 shall be deemed effective service of process on such party.

SECTION 3.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 3.8.

SECTION 3.9 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SONIDA SENIOR LIVING, INC.

By:	/s/ Brandon M. Ribar
Name: Brandon M. Ribar
Title: Chief Executive Officer & President

Preferred Stock Conversion and Warrant Extension Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONVERSANT DALLAS PARKWAY (A) LP

By:	Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name: Michael Simanovsky
Title: Managing Member

CONVERSANT DALLAS PARKWAY (B) LP

By:	Conversant GP Holdings LLC, its general partner

By:	/s/ Michael Simanovsky
Name: Michael Simanovsky
Title: Managing Member

Preferred Stock Conversion and Warrant Extension Agreement

EXHIBIT A

Amendment to Certificate of Designation

[Attached.]

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

PAR VALUE $0.01

OF

SONIDA SENIOR LIVING, INC.

Sonida Senior Living, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies as follows:

1. The Company’s Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock Par Value $0.01 (the “Certificate of Designation”) was filed with the Secretary of State of the State of Delaware on November 3, 2021.

2. The board of directors of the Company (the “Board”) duly adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Designation:

The definition of “Conversion Price” in Section 3 of the Certificate of Designation is hereby amended and restated in its entirety as follows:

“Conversion Price” means $32.00 per share of Common Stock. Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price as of immediately before the close of business on such date.

3. The foregoing amendment was duly adopted by the Board and the holders of the Series A Convertible Preferred Stock, in accordance with the terms of the Certificate of Designation and the applicable provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate of Designation shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed as of the 11th day of March 2026.

SONIDA SENIOR LIVING, INC.

By:
Name: Brandon M. Ribar
Title: Chief Executive Officer & President

EXHIBIT B

Amendment to Warrant Agreement

[Attached.]

AMENDMENT TO WARRANT AGREEMENT

This Amendment to Warrant Agreement (this “Amendment”) is made and entered into as of March 11, 2026, by and between Sonida Senior Living, Inc. (formerly known as Capital Senior Living Corporation), a Delaware corporation (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”), and its fully owned subsidiary Computershare Trust Company, N.A., national banking association (“CTC” and, together with Computershare, the “Warrant Agent”), and amends that certain Warrant Agreement, dated as of November 3, 2021 (the “Warrant Agreement”), by and between the Company and the Warrant Agent. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Warrant Agreement.

WHEREAS, the Company, on the one hand, and Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B), the holders of all 1,031,250 of the Warrants issued and outstanding under the Warrant Agreement, on the other hand, have agreed to extend the Expiration Date of all of the Warrants from November 3, 2026 to November 3, 2027;

WHEREAS, Section 17 of the Warrant Agreement provides, among other things, that the Company and the Warrant Agent may from time to time supplement or amend the Warrant Agreement; and

WHEREAS, the Company and the Warrant Agent desire to amend the Warrant Agreement pursuant to Section 17 thereof to reflect such extension of the Expiration Date of the Warrants as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Warrant Agent hereby agree as follows:

Section 1. Amendment to Section 6(a). Section 6(a) of the Warrant Agreement is hereby amended and restated in its entirety as follows:

Subject to the terms and conditions set forth herein and set forth in each Warrant Certificate, each Warrant shall be exercisable for one (1) share of Common Stock at the Exercise Price (subject to any adjustment pursuant to Section 7) at any time and from time to time from 9:00 a.m., New York City time on the date of this Agreement until 5:00 p.m., New York City time, on the six (6) year anniversary of the date of this Agreement (the “Expiration Date”).

Section 2. Amendment to the Form of Warrant Certificate. The form of Warrant Certificate attached as Exhibit A to the Warrant Agreement is hereby amended to replace each reference to “November 3, 2026” with “November 3, 2027”.

Section 3. Effective Date; Effect. This Amendment is effective as of the date first set forth above. Except as modified hereby, the Warrant Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Warrant Agreement, as modified hereby.

Section 4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

Section 5. Counterparts. This Amendment may be executed (including by facsimile or other electronic transmission) with counterpart signature pages or in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 6. No Modification. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Warrant Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 7. Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

SONIDA SENIOR LIVING, INC.

By:
Name: Brandon M. Ribar
Title: Chief Executive Officer & President

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., on behalf of both entities

By:
Name: Collin Ekeogu
Title: Senior Manager, Corporate Actions